As filed with the Securities and Exchange Commission on October 15, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Moleculin Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-4671997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5300 Memorial Drive, Suite 950
Houston, Texas	77007
(Address of Principal Executive Offices)	(Zip Code)

Moleculin Biotech, Inc. 2024 Stock Plan

(Full title of the plans)

Walter V. Klemp, Chief Executive Officer

5300 Memorial Drive, Suite 950

Houston, Texas 77007

(Name and address of agent for service)

Copies to:

Cavas S. Pavri, Esq.

ArentFox Schiff LLP

1717 K Street, NW

Washington, DC 20006

(202) 724-6847

Facsimile: (202) 778-6460

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Explanatory Note

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Moleculin Biotech, Inc. (the “Registrant”) on Form S-8 relating to the same employee benefit plan is effective. This Registration Statement registers an additional 3,861,894 shares of common stock of the Registrant to be issued pursuant to the Registrant’s 2024 Stock Plan, as amended (the “Equity Plan”), which increase was approved at the Registrant’s 2026 annual meeting of stockholders. The contents of the previous Registration Statements on Form S-8 filed by us with the Securities and Exchange Commission for the Equity Plan on October 25, 2024 (file no. 333-282838) and on September 10, 2025 (file no. 333-290159), including any amendments thereto, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

As permitted by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8, the information specified in Items 1 and 2 of Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the Equity Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” certain information we have filed with the Commission into this Registration Statement, which means that we are disclosing important information to you by referring you to other information we have filed with the Commission. The information we incorporate by reference is considered part of this Registration Statement. We specifically are incorporating by reference the following documents filed with the Commission (excluding those portions of any Current Report on Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K):

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 (filed on March 18, 2026), as amended on Form 10-K/A (filed April 14, 2026);

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 (filed on May 14, 2026) and June 30, 2026 (filed August 13, 2026);

(c)

The Registrant’s Current Reports on Form 8-K filed on January 7, 2026; February 5, 2026; February 20, 2026; April 15, 2026; June 30, 2026 (solely with respect to Item 8.01); August 3, 2026; September 18, 2026; September 23, 2026 (solely with respect to Item 8.01); and October 9, 2026;

(d)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed on August 24, 2026; and

(e)

The description of our common stock, par value $0.001 per share contained in Exhibit 4.10 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 24, 2022, including any amendments thereto or reports filed for the purposes of updating this description.

Additionally, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed as a part of or incorporated by reference into this Registration Statement:

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Moleculin Biotech, Inc. (incorporated by reference to exhibit 3.1 of the Form S-1/A filed March 21, 2016)

4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Moleculin Biotech, Inc. (incorporated by reference to Exhibit 3.1 of the Form 8-K filed May 24, 2019)

4.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Moleculin Biotech, Inc. (incorporated by reference to Exhibit 3.1 of the Form 8-K filed January 29, 2021)

4.4	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Moleculin Biotech, Inc. (incorporated by reference to Exhibit 3.1 of the Form 8-K filed March 19, 2024)

4.5

Certificate of Amendment to Amended and Restated Certificate of Incorporation of Moleculin Biotech, Inc., dated August 21, 2025 (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 27, 2025)

4.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Moleculin Biotech, Inc., filed with the Secretary of State of the State of Delaware. (incorporated by reference to Exhibit 3.1 of the Form 8-K filed November 28, 2025)

4.7	Fourth Amended and Restated Bylaws of Moleculin Biotech., Inc. (incorporated by reference to Exhibit 3.1 of the Form 8-K filed December 21, 2023)

5#	Opinion of ArentFox Schiff LLP

23.1#	Consent of Grant Thornton LLP

23.2#	Consent of ArentFox Schiff LLP (included in Exhibit 5)

24	Power of Attorney (included in the signature pages of this Registration Statement)

99.1	Moleculin Biotech, Inc. 2024 Stock Plan (as amended and restated) (incorporated by reference to Exhibit 10.1 of the Form 8-K filed October 9, 2026)

99.2	Forms of award agreements under Moleculin Biotech, Inc. 2024 Stock Plan. (incorporated by reference to Exhibit 99.2 of the Form S-8, file number 333-290159)

107#	Filing Fee Table

#	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on October 15, 2026.

MOLECULIN BIOTECH, INC.

By:	/s/ Walter V. Klemp
Walter V. Klemp
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Walter V. Klemp and Jonathan P. Foster, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Walter V. Klemp
Walter V. Klemp	Chief Executive Officer, President and Director (Principal Executive Officer)	October 15, 2026

/s/ Jonathan P. Foster
Jonathan P. Foster	Chief Financial Officer and Executive Vice President	October 15, 2026
(Principal Financial Officer and Principal Accounting Officer)
/s/ Robert George
Robert George	Director	October 15, 2026

/s/ Michael Cannon
Michael Cannon	Director	October 15, 2026

/s/ John Climaco
John Climaco	Director	October 15, 2026

/s/ Elizabeth Cermak
Elizabeth Cermak	Director	October 15, 2026